Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-27507, 333-37306, 333-36445, 333-39547, 333-60816, 333-45827, 333-118074, 333-118076, 333-132317, and 333-132318 of EMCORE Corporation on Form S-8, Registration Statement No. 333-111585 of EMCORE Corporation on Form S-4, and Registration Statement Nos. 333-949011, 333-87753, 333-65526, 333-71791, 333-42514, and 333-35639 of EMCORE Corporation on Form S-3 of our reports dated December 31, 2007, relating to the consolidated financial statements of EMCORE Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as discussed in Note 4 to the consolidated financial statements), and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2007.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 31, 2007